Citizens Financial Group, Inc. Reports Third Quarter 2023 Net Income of
$430 million and EPS of $0.85
Underlying Net Income of $448 million and EPS of $0.89* includes $(0.05) for Private Bank start-up investment and $(0.14) for the Non-Core portfolio
CET1 ratio of 10.4%

	Key Financial Data	3Q23	2Q23	3Q22	Third Quarter 2023 Highlights

Income Statement	($s in millions)
■Underlying EPS of $0.89 and ROTCE of 12.5%
■Underlying PPNR of $743 million, with lower NII and fees, and expenses up slightly including Private Bank start-up investment
–NII down 4% QoQ given lower NIM and slightly lower average interest-earning assets
–Fees down 3% QoQ given Capital Markets deal slippage to Q4
■Underlying efficiency ratio of 63.1%, or 61.4% excluding Private Bank start-up investment
■Provision for credit losses of $172 million; ACL/loans ratio up 3 bps QoQ to 1.55%
■Period-end loans down 1% and average loans down 2% QoQ given balance sheet optimization, including planned Non-Core portfolio run off
–Loan yields up 14 bps QoQ
■Period-end deposits up $530 million QoQ; average deposits up 2%
–Total deposit costs up 34 bps QoQ
■Period-end LDR improved to 84%, and cash/securities position strengthened further
■Strong CET1 ratio above target range at 10.4%; repurchased $250 million in common shares
■TBV/share of $27.73, down 3% QoQ

	Total revenue	$2,014	$2,094	$2,177
	Pre-provision profit	721	788	936
	Underlying pre-provision profit	743	861	982
	Provision for credit losses	172	176	123
	Net income	430	478	636
	Underlying net income	448	531	669

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$149.7	$151.3	$156.1
	Average loans and leases	150.8	153.7	156.9
	Period-end deposits	178.2	177.7	178.6
	Average deposits	176.5	173.2	177.6
	Period-end loans-to-deposit ratio	84.0%	85.2%	87.4%
	NCO ratio	0.40%	0.40%	0.19%

Financial Metrics	Diluted EPS	$0.85	$0.92	$1.23
	Underlying EPS	0.89	1.04	1.30
	ROTCE	12.0%	12.4%	17.0%
	Underlying ROTCE	12.5	13.9	17.9
	Net interest margin, FTE	3.03	3.17	3.25
	Efficiency ratio	64.2	62.3	57.0
	Underlying efficiency ratio	63.1	58.9	54.9
	CET1	10.4%	10.3%	9.8%
	TBV/Share	$27.73	$28.72	$26.62

Notable Items		3Q23
	($s in millions except per share data)	Pre-tax $	EPS
	Integration related	$(8)	$(0.02)
	TOP and Other items	(14)	(0.02)
	Total:	$(22)	$(0.04)

Comments from Chairman and CEO Bruce Van Saun
“We continue to post solid results through a dynamic environment“ said Chairman and CEO Bruce Van Saun. “Our spot deposit levels were up slightly relative to Q2 and broadly stable with a year ago, and our NII and NIM were in line with expectations. We increased our CET1 ratio to 10.4% while continuing to repurchase a modest amount of stock. The ramp of the Citizens
*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 15 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
Private Bank is making good progress, with several launch events over the next few weeks, and the Non-Core rundown is on track. Successful execution of these initiatives will meaningfully bolster EPS and returns. We will continue to play strong defense given the external environment, while advancing important strategic initiatives.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on November 15, 2023 to shareholders of record at the close of business on November 1, 2023.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				3Q23 change from
($s in millions, except per share data)	3Q23	2Q23	3Q22	2Q23			3Q22
Earnings				$/bps		%	$/bps		%
Net interest income	$1,522	$1,588	$1,665	$(66)		(4)%	$(143)		(9)%
Noninterest income	492	506	512	(14)		(3)	(20)		(4)
Total revenue	2,014	2,094	2,177	(80)		(4)	(163)		(7)
Noninterest expense	1,293	1,306	1,241	(13)		(1)	52		4
Pre-provision profit	721	788	936	(67)		(9)	(215)		(23)
Provision for credit losses	172	176	123	(4)		(2)	49		40
Net income	430	478	636	(48)		(10)	(206)		(32)
Preferred dividends	30	34	25	(4)		(12)	5		20
Net income available to common stockholders	$400	$444	$611	$(44)		(10)%	$(211)		(35)%
After-tax notable Items	18	53	33	(35)		(66)	(15)		(45)
Underlying net income	$448	$531	$669	$(83)		(16)%	$(221)		(33)%
Underlying net income available to common stockholders	418	497	644	(79)		(16)	(226)		(35)
Average common shares outstanding
Basic (in millions)	469.5	479.5	495.7	(10.0)		(2)	(26.2)		(5)
Diluted (in millions)	471.2	481.0	497.5	(9.8)		(2)	(26.3)		(5)
Diluted earnings per share	$0.85	$0.92	$1.23	$(0.07)		(8)%	$(0.38)		(31)%
Underlying diluted earnings per share	0.89	1.04	1.30	(0.15)		(14)	(0.41)		(32)
Performance metrics
Net interest margin	3.03%	3.16%	3.24%	(13)	bps		(21)	bps
Net interest margin, FTE	3.03	3.17	3.25	(14)			(22)
Effective income tax rate	21.5	22.1	21.8	(58)			(29)
Efficiency ratio	64.2	62.3	57.0	187			719
Underlying efficiency ratio	63.1	58.9	54.9	422			818
Return on average tangible common equity	12.0	12.4	17.0	(42)			(496)
Underlying return on average tangible common equity	12.5	13.9	17.9	(142)			(540)
Return on average total tangible assets	0.81	0.89	1.16	(8)			(35)
Underlying return on average total tangible assets	0.84%	0.99%	1.22%	(15)	bps		(38)	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.4%	10.3%	9.8%
Total capital ratio	13.4	13.3	12.6
Tier 1 leverage ratio	9.4	9.4	9.2
Tangible common equity ratio	5.9	6.3	6.1
Allowance for credit losses to loans and leases	1.55%	1.52%	1.41%	3	bps		14	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	0.87%	0.79%	0.55%	8	bps		32	bps
Allowance for credit losses to nonaccrual loans and leases	179	193	258	(14)			(79)
Net charge-offs as a % of average loans and leases	0.40%	0.40%	0.19%	—	bps		21	bps
1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
2) Current reporting-period regulatory capital ratios are preliminary.
3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				3Q23 change from
($s in millions, except per share data)	3Q23	2Q23	3Q22	2Q23			3Q22
				$/bps		%	$/bps		%
Net interest income	$1,522	$1,588	$1,665	$(66)		(4)%	$(143)		(9)%
Noninterest income	492	506	512	(14)		(3)	(20)		(4)
Total revenue	$2,014	$2,094	$2,177	$(80)		(4)%	$(163)		(7)%
Noninterest expense	$1,271	$1,233	$1,195	$38		3%	$76		6%
Provision for credit losses	172	176	123	(4)		(2)	49		40
Net income available to common stockholders	$418	$497	$644	$(79)		(16)%	$(226)		(35)%
Performance metrics
EPS	$0.89	$1.04	$1.30	$(0.15)		(14)%	$(0.41)		(32)%
Efficiency ratio	63.1%	58.9%	54.9%	422	bps		818	bps
Return on average tangible common equity	12.5%	13.9%	17.9%	(142)	bps		(540)	bps

Consolidated balance sheet summary(1):

				3Q23 change from
($s in millions)	3Q23	2Q23	3Q22	2Q23			3Q22
				$/bps		%	$/bps		%
Total assets	$225,270	$223,066	$224,684	$2,204		1%	$586		—%
Total loans and leases	149,746	151,320	156,140	(1,574)		(1)	(6,394)		(4)
Total loans held for sale	848	1,421	1,962	(573)		(40)	(1,114)		(57)
Deposits	178,197	177,667	178,566	530		—	(369)		—
Stockholders' equity	22,878	23,585	23,146	(707)		(3)	(268)		(1)
Stockholders' common equity	20,864	21,571	21,132	(707)		(3)	(268)		(1)
Tangible common equity	$12,930	$13,630	$13,197	$(700)		(5)%	$(267)		(2)%
Loans-to-deposit ratio (period-end)(2)	84.0%	85.2%	87.4%	(114)	bps		(341)	bps
Loans-to-deposit ratio (average)(2)	85.5%	88.7%	88.3%	(327)	bps		(286)	bps
1) Represents period-end unless otherwise noted.
2) Excludes loans held for sale.

Citizens Financial Group, Inc.

Notable items:
Quarterly results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration related	3Q23		2Q23		3Q22
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	$(4)	$(3)	$(2)	$(1)	$(17)	$(12)
Outside services	(4)	(3)	(11)	(8)	(11)	(8)
Equipment and software	—	—	(1)	(1)	—	—
Occupancy	—	—	(25)	(18)	(2)	(1)
Other expense	—	—	—	—	(7)	(5)
Noninterest expense	$(8)	$(6)	$(39)	$(28)	$(37)	$(26)

EPS Impact - Noninterest expense		$(0.02)		$(0.06)		$(0.06)

Total integration related	$(8)	$(6)	$(39)	$(28)	$(37)	$(26)

EPS Impact - Total integration related		$(0.02)		$(0.06)		$(0.06)

Other notable items - TOP & Other related Actions	3Q23		2Q23		3Q22
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	(1)	—	(12)	(9)	—	—
Outside services	(3)	(3)	(10)	(7)	(9)	(7)
Equipment and software	(6)	(5)	(3)	(2)	—	—
Occupancy	(2)	(2)	(5)	(4)	—	—
Other expense	(2)	(2)	(4)	(3)	—	—
Noninterest expense	$(14)	$(12)	$(34)	$(25)	$(9)	$(7)

Total Other Notable Items	$(14)	$(12)	$(34)	$(25)	$(9)	$(7)

EPS Impact - Other Notable Items		$(0.02)		$(0.06)		$(0.01)

Total Notable Items	$(22)	$(18)	$(73)	$(53)	$(46)	$(33)

Total EPS Impact		$(0.04)		$(0.12)		$(0.07)

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				3Q23 change from
($s in millions)	3Q23	2Q23	3Q22	2Q23			3Q22
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$2,194	$2,164	$1,690	$30		1%	$504		30%
Investment securities	290	267	243	23		9	47		19
Interest-bearing deposits in banks	111	100	36	11		11	75		208
Total interest income	$2,595	$2,531	$1,969	$64		3%	$626		32%
Interest expense:
Deposits	$898	$723	$176	$175		24%	$722		NM
Short-term borrowed funds	8	22	11	(14)		(64)	(3)		(27)
Long-term borrowed funds	167	198	117	(31)		(16)	50		43
Total interest expense	$1,073	$943	$304	$130		14%	$769		NM
Net interest income	$1,522	$1,588	$1,665	$(66)		(4)%	$(143)		(9)%

Net interest margin, FTE	3.03%	3.17%	3.25%	(14)	bps		(22)	bps

Third quarter 2023	vs.	second quarter 2023
Net interest income of $1.5 billion decreased 4%, reflecting lower net interest margin and slightly lower average interest-earning assets, partly offset by higher day count.
•Net interest margin of 3.03% decreased 14 basis points as higher funding costs were partly offset by higher earning-asset yields and Non-Core portfolio run off.

Third quarter 2023	vs.	third quarter 2022
Net interest income of $1.5 billion decreased 9%, reflecting lower net interest margin and a 2% decline in average interest-earning assets.
•Net interest margin of 3.03% decreased 22 basis points, reflecting increased funding costs partly offset by higher interest-earning-asset yields given higher market interest rates.

Citizens Financial Group, Inc.

Noninterest Income				3Q23 change from
($s in millions)	3Q23	2Q23	3Q22	2Q23		3Q22
				$	%	$	%
Service charges and fees	$105	$101	$109	$4	4%	$(4)	(4)%
Capital markets fees	67	82	89	(15)	(18)	(22)	(25)
Card fees	74	80	71	(6)	(8)	3	4
Mortgage banking fees	69	59	66	10	17	3	5
Trust and investment services fees	63	65	61	(2)	(3)	2	3
Foreign exchange and derivative products	48	44	42	4	9	6	14
Letter of credit and loan fees	43	43	40	—	—	3	8
Securities gains, net	5	9	—	(4)	(44)	5	100
Other income(1)	18	23	34	(5)	(22)	(16)	(47)
Noninterest income	$492	$506	$512	$(14)	(3)%	$(20)	(4)%
1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Third quarter 2023	vs.	second quarter 2023
Noninterest income of $492 million decreased $14 million, or 3%.
•Service charges and fees increased $4 million, reflecting lower consumer cash balances.
•Capital markets fees decreased $15 million, given lower M&A advisory fees, as several deals pushed into fourth quarter 2023.
•Card fees decreased $6 million, primarily reflecting lower balance transfer fees.
•Mortgage banking fees increased $10 million, driven by higher MSR valuation.
•Trust and investment services fees decreased $2 million, reflecting lower annuity sales.
•Foreign exchange and derivative products revenue increased $4 million, reflecting strength in commodities hedging.

Third quarter 2023	vs.	third quarter 2022
Noninterest income of $492 million decreased $20 million, or 4%.
•Service charges and fees decreased $4 million, reflecting the elimination of non-sufficient funds fees in Consumer.
•Capital markets fees decreased $22 million, given lower M&A advisory and underwriting fees, partially offset by higher loan syndication fees.
•Card fees increased $3 million, reflecting higher transaction volumes.
•Mortgage banking fees increased $3 million, driven by higher MSR valuation.
•FX and derivative products revenue increased $6 million, reflecting increased client activity in interest rate products and commodities hedging.

Citizens Financial Group, Inc.

Noninterest Expense				3Q23 change from
($s in millions)	3Q23	2Q23	3Q22	2Q23		3Q22
				$	%	$	%
Salaries and employee benefits	$659	$615	$639	$44	7%	$20	3%
Outside services	160	177	172	(17)	(10)	(12)	(7)
Equipment and software	191	181	159	10	6	32	20
Occupancy	107	136	106	(29)	(21)	1	1
Other operating expense	176	197	165	(21)	(11)	11	7
Noninterest expense	$1,293	$1,306	$1,241	$(13)	(1)%	$52	4%
Notable items	$22	$73	$46	$(51)	(70)%	$(24)	(52)%

Underlying, as applicable
Salaries and employee benefits	$654	$601	$622	$53	9%	$32	5%
Outside services	153	156	152	(3)	(2)	1	1
Equipment and software	185	177	159	8	5	26	16
Occupancy	105	106	104	(1)	(1)	1	1
Other operating expense	174	193	158	(19)	(10)	16	10
Underlying noninterest expense	$1,271	$1,233	$1,195	$38	3%	$76	6%

Third quarter 2023	vs.	second quarter 2023
Underlying noninterest expense of $1.3 billion was up 3%, primarily reflecting $35 million of expense related to Citizens Private Bank which was launched in late second quarter 2023. Salaries and benefits increased primarily reflecting the Private Bank start-up investment. Equipment and software increased given technology-related investments. Other operating expense decreased primarily due to lower advertising spend. Excluding the Private Bank start-up investment, expenses were broadly stable.
The effective tax rate of 21.5% was broadly stable compared to 22.1% in second quarter 2023.

Third quarter 2023	vs.	third quarter 2022
Underlying noninterest expense of $1.3 billion increased 6%; up 3% excluding $35 million in expenses related to the Private Bank start-up investment. Salaries and benefits increased reflecting the Private Bank start-up investment. Equipment and software increased, reflecting higher software maintenance and amortization costs. Other operating expenses increased primarily driven by the FDIC deposit insurance surcharge as well as higher advertising costs.
The effective tax rate of 21.5% was broadly stable compared to 21.8% in third quarter 2022.

Citizens Financial Group, Inc.

Interest-earning assets				3Q23 change from
($s in millions)	3Q23	2Q23	3Q22	2Q23		3Q22
Period-end interest-earning assets				$	%	$	%
Investments	$35,547	$35,339	$34,813	$208	1%	$734	2%
Interest-bearing deposits in banks	14,329	10,162	7,186	4,167	41	7,143	99
Commercial loans and leases	77,457	78,279	81,114	(822)	(1)	(3,657)	(5)
Retail loans	72,289	73,041	75,026	(752)	(1)	(2,737)	(4)
Total loans and leases	149,746	151,320	156,140	(1,574)	(1)	(6,394)	(4)
Loans held for sale, at fair value	749	1,225	1,048	(476)	(39)	(299)	(29)
Other loans held for sale	99	196	914	(97)	(49)	(815)	(89)
Total loans and leases and loans held for sale	150,594	152,741	158,102	(2,147)	(1)	(7,508)	(5)
Total period-end interest-earning assets	$200,470	$198,242	$200,101	$2,228	1%	$369	—%
Average interest-earning assets
Investments	$39,273	$38,002	$38,510	$1,271	3%	$763	2%
Interest-bearing deposits in banks	8,005	7,768	5,203	237	3	2,802	54
Commercial loans and leases	78,261	80,237	82,047	(1,976)	(2)	(3,786)	(5)
Retail loans	72,530	73,488	74,832	(958)	(1)	(2,302)	(3)
Total loans and leases	150,791	153,725	156,879	(2,934)	(2)	(6,088)	(4)
Loans held for sale, at fair value	1,204	1,381	1,600	(177)	(13)	(396)	(25)
Other loans held for sale	321	622	1,385	(301)	(48)	(1,064)	(77)
Total loans and leases and loans held for sale	152,316	155,728	159,864	(3,412)	(2)	(7,548)	(5)
Total average interest-earning assets	$199,594	$201,498	$203,577	$(1,904)	(1)%	$(3,983)	(2)%

Third quarter 2023	vs.	second quarter 2023
Period-end interest-earning assets of $200.5 billion were broadly stable, reflecting a $4.2 billion increase in cash held in interest-bearing deposits and a small increase in investments in securities, largely offset by a $2.1 billion decrease in total loans and leases and loans held for sale. The decrease in loans and leases reflects a $822 million decrease in commercial given balance sheet optimization actions. Results also reflect a $752 million decrease in retail, given planned Non-Core portfolio run off.
Average interest-earning assets of $199.6 billion were broadly stable, reflecting a $2.9 billion decrease in total loans and leases, largely offset by a $1.3 billion increase in investments and a $237 million increase in cash held in interest-bearing deposits. The decrease in loans and leases reflects a $2.0 billion decrease in commercial given balance sheet optimization actions and a $958 million decrease in retail driven by the Non-Core portfolio run off.
The average effective duration of the securities portfolio was 5.2 years compared with 5.5 years at June 30, 2023 and 5.9 years at September 30, 2022.

Third quarter 2023	vs.	third quarter 2022
Period-end interest-earning assets of $200.5 billion were broadly stable, reflecting a $7.5 billion decrease in total loans and leases and loans held for sale, largely offset by a $7.1 billion increase in cash held in interest-bearing deposits and a $734 million increase in investments in securities. The decrease in loans and leases reflects a $3.7 billion decrease in commercial given balance sheet optimization actions, and a $2.7 billion decrease in retail driven by the Non-Core portfolio run off and lower education largely offset by growth in mortgage and home equity.
Average interest-earning assets of $199.6 billion decreased $4.0 billion, or 2%, reflecting a $7.5 billion decrease in total loans and leases and loans held for sale, partially offset by a $2.8 billion increase in cash held in interest-bearing deposits and a $763 million increase in investments in securities.

Citizens Financial Group, Inc.

Deposits				3Q23 change from
($s in millions)	3Q23	2Q23	3Q22	2Q23		3Q22
Period-end deposits				$	%	$	%
Demand	$38,561	$40,286	$51,888	$(1,725)	(4)%	$(13,327)	(26)%
Money market	53,517	52,542	49,081	975	2	4,436	9
Checking with interest	33,355	35,028	38,040	(1,673)	(5)	(4,685)	(12)
Savings	29,139	29,824	29,882	(685)	(2)	(743)	(2)
Term	23,625	19,987	9,675	3,638	18	13,950	144
Total period-end deposits	$178,197	$177,667	$178,566	$530	—%	$(369)	—%
Average deposits
Demand	$39,728	$42,178	$53,293	$(2,450)	(6)%	$(13,565)	(25)%
Money market	52,057	49,665	47,374	2,392	5	4,683	10
Checking with interest	33,545	34,586	38,297	(1,041)	(3)	(4,752)	(12)
Savings	29,516	29,640	28,741	(124)	—	775	3
Term	21,604	17,180	9,913	4,424	26	11,691	118
Total average deposits	$176,450	$173,249	$177,618	$3,201	2%	$(1,168)	(1)%

Third quarter 2023	vs.	second quarter 2023
Total period-end deposits of $178.2 billion were up $530 million, while average deposits of $176.5 billion were up $3.2 billion, or 2%. The spot decreases in demand of 4% and checking with interest of 5% reflect continued migration to higher rate alternatives, with increases in term, up 18%, and money market, up 2%.

Third quarter 2023	vs.	third quarter 2022
Total period-end deposits of $178.2 billion were broadly stable; average deposits of $176.5 billion were down 1%, primarily due to rate-related outflows. The higher rates drove migration of deposits from demand and checking with interest to term and money market accounts.

Citizens Financial Group, Inc.

Borrowed Funds				3Q23 change from
($s in millions)	3Q23	2Q23	3Q22	2Q23		3Q22
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$232	$1,099	$263	$(867)	(79) %	$(31)	(12)%
Long-term borrowed funds
FHLB advances	7,036	5,029	9,519	2,007	40	(2,483)	(26)
Senior debt	5,258	5,258	4,954	—	—	304	6
Subordinated debt and other debt	1,815	1,813	1,813	2	—	2	—
Auto collateralized borrowings	3,245	2,000	—	1,245	62	3,245	100
Total borrowed funds	$17,586	$15,199	$16,549	$2,387	16%	$1,037	6%
Average borrowed funds
Short-term borrowed funds	$506	$1,446	$2,043	$(940)	(65) %	$(1,537)	(75)%
Long-term borrowed funds
FHLB advances	4,023	9,674	9,226	(5,651)	(58)	(5,203)	(56)
Senior debt	5,259	5,264	4,633	(5)	—	626	14
Subordinated debt and other debt	1,814	1,813	1,988	1	—	(174)	(9)
Auto collateralized borrowings	2,106	44	—	2,062	NM	2,106	100
Total average borrowed funds	$13,708	$18,241	$17,890	$(4,533)	(25)%	$(4,182)	(23)%

Third quarter 2023	vs.	second quarter 2023
Period-end borrowed funds increased by $2.4 billion, primarily due to an increase in FHLB advances of $2.0 billion and an increase of $1.2 billion in collateralized borrowings on auto loans, partly offset by a $867 million decrease in short-term borrowings. The borrowings funded the build up of cash during the quarter.
Average borrowed funds decreased $4.5 billion, with a decrease in FHLB advances of $5.7 billion and short-term borrowed funds, partly offset by an increase in collateralized borrowings on auto loans of $2.1 billion.

Third quarter 2023	vs.	third quarter 2022
Period-end borrowed funds increased by $1.0 billion, reflecting an increase in collateralized borrowings on auto loans and the issuance of senior debt, partly offset by reduction in FHLB advances.
Average borrowed funds decreased by $4.2 billion, reflecting a decrease in FHLB advances and short-term borrowed funds, partly offset by an increase in collateralized borrowings on auto loans and the issuance of senior debt.

Citizens Financial Group, Inc.

Capital				3Q23 change from
($s and shares in millions, except per share data)	3Q23	2Q23	3Q22	2Q23		3Q22
Period-end capital				$	%	$	%
Stockholders' equity	$22,878	$23,585	$23,146	$(707)	(3)%	$(268)	(1)%
Stockholders' common equity	20,864	21,571	21,132	(707)	(3)	(268)	(1)
Tangible common equity	12,930	13,630	13,197	(700)	(5)	(267)	(2)
Tangible book value per common share	$27.73	$28.72	$26.62	$(0.99)	(3)%	$1.11	4%
Common shares - at end of period	466.2	474.7	495.8	(8.5)	(2)	(29.6)	(6)
Common shares - average (diluted)	471.2	481.0	497.5	(9.8)	(2)%	(26.3)	(5)%
Common equity tier 1 capital ratio(1)	10.4%	10.3%	9.8%
Total capital ratio(1)	13.4	13.3	12.6
Tangible common equity ratio	5.9%	6.3%	6.1%
Tier 1 leverage ratio(1)	9.4%	9.4%	9.2%
1) Current reporting-period regulatory capital ratios are preliminary.

Third quarter 2023
•The CET1 capital ratio is 10.4% as of September 30, 2023 compared with 10.3% at June 30, 2023 and 9.8% at September 30, 2022.
•Total capital ratio of 13.4% compares with 13.3% at June 30, 2023 and 12.6% as of September 30, 2022.
•Tangible common equity ratio of 5.9% compares with 6.3% at June 30, 2023 and 6.1% as of September 30, 2022.
•Tangible book value per common share of $27.73 decreased 3% compared with second quarter 2023 given AOCI impacts associated with higher rates.
•Citizens paid $200 million in common dividends to shareholders during third quarter 2023. This compares with $205 million in common dividends during second quarter 2023 and $210 million during third quarter 2022.
•Citizens repurchased $250 million in common shares during third quarter 2023.

Citizens Financial Group, Inc.

Credit quality review				3Q23 change from
($s in millions)	3Q23	2Q23	3Q22	2Q23			3Q22
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$1,296	$1,191	$852	$105		9%	$444		52%
90+ days past due and accruing(2)	248	282	462	(34)		(12)	(214)		(46)
Net charge-offs	153	152	74	1		1	79		107
Provision for credit losses	172	176	123	(4)		(2)	49		40
Allowance for credit losses	$2,318	$2,299	$2,196	$19		1%	$122		6%
Nonaccrual loans and leases to loans and leases	0.87%	0.79%	0.55%	8	bps		32
Net charge-offs as a % of total loans and leases	0.40	0.40	0.19	—			21
Allowance for credit losses to loans and leases	1.55	1.52	1.41	3			14
Allowance for credit losses to nonaccrual loans and leases	179%	193%	258%	(14)	bps		(79)	bps
1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
2) 90+ days past due and accruing includes $216 million, $256 million, and $425 million of loans fully or partially guaranteed by the FHA, VA, and USDA for September 30, 2023, June 30, 2023, and September 30, 2022, respectively.

Third quarter 2023	vs.	second quarter 2023
•The nonaccrual loans to total loans ratio of 0.87% compares with 0.79% at June 30, 2023.
•Nonaccrual loans of $1.3 billion increased $105 million, or 9%, reflecting an $80 million increase in commercial, primarily an increase in the General Office segment of commercial real estate, and a $25 million increase in retail given expected seasoning in home equity and auto.
•Net charge-offs of $153 million, or 40 basis points of average loans and leases, were flat to the prior quarter given a $6 million decrease in commercial offset by a $7 million increase in retail, where credit losses continue to gradually normalize off pandemic-era lows.
•The third quarter 2023 provision for credit losses of $172 million compares with $176 million for second quarter 2023. The reserve build of $19 million increased the allowance for credit losses ratio to 1.55%, up from 1.52% as of June 30, 2023.
•The allowance for credit losses to nonaccrual loans and leases ratio of 179% compares with 193% as of June 30, 2023.

Third quarter 2023	vs.	third quarter 2022
•The nonaccrual loans to total loans ratio of 0.87% increased from 0.55% at September 30, 2022.
•Nonaccrual loans increased $444 million, or 52%, primarily reflecting an increase in the General Office segment of commercial real estate.
•Net charge-offs of 40 basis points of average loans and leases compares with 19 basis points in third quarter 2022.
•Net charge-offs of $153 million increased $79 million reflecting a $24 million increase in retail, primarily other retail, education and home equity, and a $55 million increase in commercial as credit losses continue to gradually normalize off pandemic era lows.
•Provision for credit losses of $172 million compares with a $123 million provision in third quarter 2022.
•Allowance for credit losses of $2.3 billion increased $122 million compared with September 30, 2022. Allowance for credit losses ratio of 1.55% as of September 30, 2023, compares with 1.41% as of September 30, 2022.
•The allowance for credit losses to nonaccrual loans and leases ratio of 179% compares with 258% as of September 30, 2022.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (877) 226-8189, conference ID 6086305
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on October 18, 2023 through November 18, 2023. Please dial (866) 207-1041 and enter access code 7500675. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $225.3 billion in assets as of September 30, 2023. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,300 ATMs and more than 1,100 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q23 Change
		3Q23	2Q23	3Q22	2Q23		3Q22
					$	%	$	%
Total revenue, Underlying:
Total revenue (GAAP)	A	$2,014	$2,094	$2,177	($80)	(4%)	($163)	(7%)
Less: Notable items		—	—	—	—	—	—	—
Total revenue, Underlying (non-GAAP)	B	$2,014	$2,094	$2,177	($80)	(4%)	($163)	(7%)
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,293	$1,306	$1,241	($13)	(1%)	$52	4%
Less: Notable items		22	73	46	(51)	(70)	(24)	(52)
Noninterest expense, Underlying (non-GAAP)	D	$1,271	$1,233	$1,195	$38	3%	$76	6%
Pre-provision profit:
Total revenue (GAAP)	A	$2,014	$2,094	$2,177	($80)	(4%)	($163)	(7%)
Less: Noninterest expense (GAAP)	C	1,293	1,306	1,241	(13)	(1)	52	4
Pre-provision profit (GAAP)		$721	$788	$936	($67)	(9%)	($215)	(23%)
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,014	$2,094	$2,177	($80)	(4%)	($163)	(7%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,271	1,233	1,195	38	3	76	6
Pre-provision profit, Underlying (non-GAAP)		$743	$861	$982	($118)	(14%)	($239)	(24%)
Provision for credit losses, Underlying:
Provision for credit losses (GAAP)		$172	$176	$123	($4)	(2%)	$49	40%
Less: Notable items		—	—	—	—	—	—	—
Provision for credit losses, Underlying (non-GAAP)		$172	$176	$123	($4)	(2%)	$49	40%
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$549	$612	$813	($63)	(10%)	($264)	(32%)
Less: Income (expense) before income tax expense (benefit) related to notable items		(22)	(73)	(46)	51	70	24	52
Income before income tax expense, Underlying (non-GAAP)	F	$571	$685	$859	($114)	(17%)	($288)	(34%)
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$119	$134	$177	($15)	(11%)	($58)	(33%)
Less: Income tax expense (benefit) related to notable items		(4)	(20)	(13)	16	80	9	69
Income tax expense, Underlying (non-GAAP)	H	$123	$154	$190	($31)	(20%)	($67)	(35%)
Net income, Underlying:
Net income (GAAP)	I	$430	$478	$636	($48)	(10%)	($206)	(32%)
Add: Notable items, net of income tax benefit		18	53	33	(35)	(66)	(15)	(45)
Net income, Underlying (non-GAAP)	J	$448	$531	$669	($83)	(16%)	($221)	(33%)
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$400	$444	$611	($44)	(10%)	($211)	(35%)
Add: Notable items, net of income tax benefit		18	53	33	(35)	(66)	(15)	(45)
Net income available to common stockholders, Underlying (non-GAAP)	L	$418	$497	$644	($79)	(16%)	($226)	(35%)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q23 Change
		3Q23	2Q23	3Q22	2Q23			3Q22
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$2,014	$2,094	$2,177	($80)		(3.84%)	($163)		(7.47%)
Less: Noninterest expense (GAAP)	C	1,293	1,306	1,241	(13)		(0.96)	52		4.20
Operating leverage							(2.88%)			(11.67%)
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,014	$2,094	$2,177	($80)		(3.84%)	($163)		(7.47%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,271	1,233	1,195	38		3.06	76		6.31
Operating leverage, Underlying (non-GAAP)							(6.90%)			(13.78%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	64.21%	62.34%	57.02%	187	bps		719	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	63.08	58.86	54.90	422	bps		818	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	21.51%	22.09%	21.80%	(58)	bps		(29)	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	21.69	22.51	22.00	(82)	bps		(31)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$21,177	$22,289	$22,246	($1,112)		(5%)	($1,069)		(5%)
Less: Average goodwill (GAAP)		8,188	8,182	8,131	6		—	57		1
Less: Average other intangibles (GAAP)		173	181	228	(8)		(4)	(55)		(24)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	422	424	—		—	(2)		—
Average tangible common equity	N	$13,238	$14,348	$14,311	($1,110)		(8%)	($1,073)		(7%)
Return on average tangible common equity	K/N	12.00%	12.42%	16.96%	(42)	bps		(496)	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	12.51	13.93	17.91	(142)	bps		(540)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$220,162	$222,373	$225,473	($2,211)		(1%)	($5,311)		(2%)
Less: Average goodwill (GAAP)		8,188	8,182	8,131	6		—	57		1
Less: Average other intangibles (GAAP)		173	181	228	(8)		(4)	(55)		(24)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	422	424	—		—	(2)		—
Average tangible assets	P	$212,223	$214,432	$217,538	($2,209)		(1%)	($5,315)		(2%)
Return on average total tangible assets	I/P	0.81%	0.89%	1.16%	(8)	bps		(35)	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	0.84	0.99	1.22	(15)	bps		(38)	bps
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

Citizens Financial Group, Inc.

		QUARTERLY TRENDS
					3Q23 Change
		3Q23	2Q23	3Q22	2Q23		3Q22
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	Q	466,221,795	474,682,759	495,843,793	(8,460,964)	(2%)	(29,621,998)	(6%)
Common stockholders' equity (GAAP)		$20,864	$21,571	$21,132	($707)	(3)	($268)	(1)
Less: Goodwill (GAAP)		8,188	8,188	8,160	—	—	28	—
Less: Other intangible assets (GAAP)		167	175	199	(8)	(5)	(32)	(16)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		421	422	424	(1)	—	(3)	(1)
Tangible common equity	R	$12,930	$13,630	$13,197	($700)	(5%)	($267)	(2%)
Tangible book value per common share	R/Q	$27.73	$28.72	$26.62	($0.99)	(3%)	$1.11	4%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	S	469,481,085	479,470,543	495,651,083	(9,989,458)	(2%)	(26,169,998)	(5%)
Average common shares outstanding - diluted (GAAP)	T	471,183,719	480,975,281	497,477,501	(9,791,562)	(2)	(26,293,782)	(5)
Net income per average common share - basic (GAAP)	K/S	$0.85	$0.93	$1.23	($0.08)	(9)	($0.38)	(31)
Net income per average common share - diluted (GAAP)	K/T	0.85	0.92	1.23	(0.07)	(8)	(0.38)	(31)
Net income per average common share - basic, Underlying (non-GAAP)	L/S	0.89	1.04	1.30	(0.15)	(14)	(0.41)	(32)
Net income per average common share - diluted, Underlying (non-GAAP)	L/T	0.89	1.04	1.30	(0.15)	(14)	(0.41)	(32)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				3Q23 Change
	3Q23	2Q23	3Q22	2Q23		3Q22
				$/bps	%	$/bps	%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$659	$615	$639	$44	7%	$20	3%
Less: Notable items	5	14	17	(9)	(64)	(12)	(71)
Salaries and employee benefits, Underlying (non-GAAP)	$654	$601	$622	$53	9%	$32	5%
Outside services, Underlying:
Outside services (GAAP)	$160	$177	$172	($17)	(10%)	($12)	(7%)
Less: Notable items	7	21	20	(14)	(67)	(13)	(65)
Outside services, Underlying (non-GAAP)	$153	$156	$152	($3)	(2%)	$1	1%
Equipment and software, Underlying:
Equipment and software (GAAP)	$191	$181	$159	$10	6%	$32	20%
Less: Notable items	6	4	—	2	50	6	100
Equipment and software, Underlying (non-GAAP)	$185	$177	$159	$8	5%	$26	16%
Occupancy, Underlying:
Occupancy (GAAP)	$107	$136	$106	($29)	(21%)	$1	1%
Less: Notable items	2	30	2	(28)	(93)	—	—
Occupancy, Underlying (non-GAAP)	$105	$106	$104	($1)	(1%)	$1	1%
Other operating expense, Underlying:
Other operating expense (GAAP)	$176	$197	$165	($21)	(11%)	$11	7%
Less: Notable items	2	4	7	(2)	(50)	(5)	(71)
Other operating expense, Underlying (non-GAAP)	$174	$193	$158	($19)	(10%)	$16	10%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of Private Bank
(in millions, except ratio data)

		3Q23

Total revenue, Underlying excluding Private Bank:
Total revenue (GAAP)		$2,014
Less: Notable items		—
Less: Private Bank Total revenue (GAAP)		—
Total revenue, Underlying excluding Private Bank (non-GAAP)	A	$2,014
Noninterest expense, Underlying excluding Private Bank:
Noninterest expense (GAAP)		$1,293
Less: Notable items		22
Noninterest expense, Underlying (non-GAAP)	B	$1,271
Private Bank Noninterest expense (GAAP)		$36
Less: Private Bank Notable Items		1
Noninterest expense, Underlying Private Bank (non-GAAP)	C	$35
Noninterest expense, Underlying excluding Private Bank (non-GAAP)	B-C	$1,236
Efficiency ratio, Underlying excluding Private Bank:
Efficiency ratio, excluding Private Bank (non-GAAP)	(B-C)/A	61.4%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - Private Bank & Non-Core
(in millions, except ratio data)

		3Q23
		Private Bank	Non-Core
Net income per average common share:
Net interest income		—	(41)
Noninterest Income		—	—
Total Revenue		—	(41)
Noninterest expense		35	30
Pre-provision profit		(34)	(71)
Provision (benefit) for credit losses		—	20
Income before income tax expense		(34)	(91)
Income tax expense		(9)	(24)
Net income		(26)	(67)
Preferred dividends		—	—
Net income available to common stockholders	A	($26)	($67)

Average common shares outstanding - diluted (GAAP)	B	471,183,719	471,183,719

Contribution to total CFG diluted EPS	A/B	($0.05)	($0.14)

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “hopeful,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including the anticipated benefits of the Investors acquisition and HSBC transaction;
•The effects of geopolitical instability, including as a result of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transitional risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers;
•A failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR